News Release
EXHIBIT 99.1

SM ENERGY ANNOUNCES PRIVATE OFFERING OF $650 MILLION OF SENIOR NOTES DUE 2029 AND $650 MILLION OF SENIOR NOTES DUE 2032

DENVER, CO — July 18, 2024 — SM Energy Company (“SM Energy” or “the Company”) (NYSE: SM) announced today that, subject to market conditions, it intends to offer $650,000,000.00 aggregate principal amount of its senior notes due 2029 (the “2029 Notes”), and $650,000,000.00 aggregate principal amount of its senior notes due 2032 (the “2032 Notes,” and together with the 2029 Notes, the “Notes”).
SM Energy intends to use the net proceeds from the offering of the Notes, together with cash on hand and borrowings under its Credit Agreement, to fund the purchase price for SM Energy’s recently announced pending acquisition of certain oil and gas properties, interests, and related assets located in the Uinta Basin from certain entities affiliated with XCL Resources, LLC (the “XCL Acquisition”), to redeem all of its outstanding 5.625% Notes due 2025 (the “2025 Notes”), and to pay related fees and expenses.
The 2029 Notes will be subject to a “special mandatory redemption” if the consummation of the XCL Acquisition does not occur on or before July 1, 2025, or if the Company notifies the trustee of the 2029 Notes that it will not pursue the consummation of the XCL Acquisition.
The Notes to be offered will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any state or other securities laws, and the Notes will be issued pursuant to an exemption therefrom, and may not be offered or sold within the United States, or to or for the account or benefit of any U.S. person, absent registration or an applicable exemption from registration requirements. The Notes are being offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and non-U.S. persons outside the United States in accordance with Regulation S under the Securities Act.
This press release does not constitute an offer to sell, a solicitation to buy, or an offer to purchase or sell any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This press release is not a notice of redemption with respect to the 2025 Notes.
DISCLOSURES
FORWARD LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of securities laws. Forward-looking statements in this release include, among other things, the consummation of the XCL Acquisition, the contingencies related to the special mandatory redemption, the intended use of offering proceeds and other aspects of the Notes offering. These statements involve known and unknown risks, including market conditions, customary offering closing conditions and other factors described in the Confidential Offering Memorandum, which may cause SM Energy's actual results to differ materially from results expressed or implied by the forward-looking statements. Future results may be impacted by the risks discussed in the Risk Factors section of SM Energy's most recent Annual Report on Form 10-K for the year ended December 31, 2023, as such risk factors may be updated from time to time in the Company's other periodic and current reports filed with the Securities and Exchange Commission. These risks also include risks associated with the XCL Acquisition, including the risk that we may fail to consummate the

XCL Acquisition on the terms or timing currently contemplated, or at all, the risk that Northern Oil and Gas, Inc., may fail to consummate its purchase of an undivided 20% of the purchase and sale agreement for the XCL Acquisition, the risk that we may fail to realize the expected benefits of the XCL Acquisition, including as it relates to the number of net acres to be acquired, the number of expected drilling locations, reserves estimates and producing formations, and risks related to the integration of the XCL Acquisition or business disruptions that could result from the XCL Acquisition. The forward-looking statements contained herein speak as of the date of this release. Although SM Energy may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so, except as required by applicable securities laws.
ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of oil, gas, and NGLs in the state of Texas.
SM ENERGY INVESTOR CONTACTS
Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507

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